UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
 ____________________
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STABILIS SOLUTIONS, INC.
(Name of the Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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STABILIS SOLUTIONS, INC.
11750 Katy Freeway,
Suite 900
Houston, Texas 77079
Dear Fellow Stockholders:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Stabilis Solutions, Inc. which will be held at 11750 Katy Freeway, Suite 900, Houston, Texas 77079 at 11:00 a.m., Central Daylight Time, on Tuesday, September 14, 2021.
During the meeting, we will conduct the business described in the Notice of Annual Meeting of Stockholders and Proxy Statement. I hope you will be able to attend.
We are again following Securities and Exchange Commission rules which enable us to provide proxy materials for the 2021 Annual Meeting on the Internet instead of automatically mailing printed copies. This allows us to provide our stockholders with the information they need, while lowering the cost of the delivery of materials and reducing the environmental impact from printing, mailing and disposing of paper copies. Stockholders of record will receive a notice with instructions on how to access those documents over the internet and request a paper copy of our proxy materials, including this proxy statement, our 2020 Annual Report and voting instructions. Stockholders whose shares are held in a brokerage account will receive this information from their broker.
Whether or not you plan to attend the Annual Meeting, it is important that you vote by promptly completing, dating, signing and returning your proxy card by mail or following the voting instructions provided by your broker. If you attend the Annual Meeting and decide to vote in person, you may revoke your proxy.
On behalf of the directors, officers and employees of Stabilis Solutions, Inc., I thank you for your continued support.

Sincerely,

James C. Reddinger
President and Chief Executive Officer

August 2, 2021

PLEASE VOTE NOW TO AVOID THE EXPENSE OF A FURTHER SOLICITATION

STABILIS SOLUTIONS, INC.
11750 Katy Freeway,
Suite 900
Houston, Texas 77079
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on September 14, 2021
The 2021 Annual Meeting of the Stockholders (the “Annual Meeting”) of Stabilis Solutions, Inc., a Florida corporation (the “Company”), will be held at 11750 Katy Freeway, Suite 900, Houston, Texas 77079 on Tuesday, September 14, 2021 at 11:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect eight (8) members to the Company’s Board of Directors;

2.	To ratify the selection of the independent registered public accounting firm for 2021;

3.	To vote on a non-binding advisory resolution to approve executive compensation;

4.	To approve Amended and Restated 2019 Long Term Incentive Plan; and

To transact such other business as may properly come before the meeting or any adjournment thereof.
Our Board of Directors has fixed the close of business on July 16, 2021 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.
Your attention is directed to the following pages for information on voting and obtaining a paper copy of the proxy materials for the Annual Meeting.
You are cordially invited to attend the Annual Meeting. The Board of Directors encourages you to access the proxy materials and vote in person or by proxy by following the instructions on the following pages.

By Order of the Board of Directors

Andrew L. Puhala
Secretary

Houston, Texas
August 2, 2021

STABILIS SOLUTIONS, INC.
11750 Katy Freeway,
Suite 900
Houston, Texas 77079
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 14, 2021
About this Proxy Statement
This Proxy Statement is being made available on or about August 2, 2021 to the holders of common stock (the “common stock”) of Stabilis Solutions, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on September 14, 2021, or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.
Voting Instructions for Stockholders of Record
If you hold a stock certificate for shares in your name you are considered a stockholder of record (or registered stockholder) of those shares. You may vote by internet, mail or by attending the Annual Meeting.
Voting on the Internet

•Go to: www.investorvote.com/SLNG: enter the 12-digit control number from the Notice Card sent to you in the mail and then follow the on-screen instructions.
Voting by Mail

•Download or Request a paper copy of the proxy card as instructed below.
•Return your signed and dated proxy card for receipt by 11:00 a.m., Central Daylight Time on September 14, 2021, the time and date of the Annual Meeting.
Voting in Person

•You may vote in person at the Annual Meeting, even if you already voted by mail and your vote at the meeting will supersede any prior vote.
Voting Instructions for Beneficial Owners

•If your shares are held in a stock brokerage account or other custodial account you are considered the beneficial owner of shares held in street name. You may vote by internet, telephone, mail or in person.
Voting on the Internet

•Go to: www.proxyvote.com, enter the 12-digit control number from the Notice Card sent to you by your broker or custodian and follow the on-screen instructions.
Voting by Telephone

•Call the toll-free number on the Notice Card sent to you by your broker or custodian.
Voting by Mail

•Follow the instructions included on the Notice Card sent to you by your broker or custodian.

Voting in Person

•Since you are not a stockholder of record, you may not vote your shares in person at the meeting unless you have a proxy from the bank, broker, trustee or nominee that holds your shares giving you the right as beneficial owner to vote your shares at the meeting. To request a proxy, follow the instructions at www.proxyvote.com. You must also bring to the annual meeting a letter from the nominee confirming your beneficial ownership of the shares.
To Request a Paper Copy of Proxy Materials or Proxy Card for 2021 Annual Meeting of Stockholders:
Stockholders of Record
If you are a stockholder of record and you prefer to receive a paper copy of our proxy materials and/or proxy card, you must request one. There is no charge to you for requesting a copy.
To order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the control number in the shaded bar on the reverse side of the notice or proxy card you received when requesting a set of proxy materials.

•Internet: Go to www.investorvote.com/SLNG. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
•Telephone: Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
•Email: Send email to investorvote@computershare.com with “Proxy Materials SLNG.” in the subject line. Include in the message your full name and address, plus the 12-digit number located on the Notice Card sent to you in the mail, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.
All requests for a paper copy of the proxy materials must be received by September 1, 2021 to facilitate timely delivery.
Beneficial Owners
If you are a stockholder who holds your stock in street name through your broker or other nominee and you prefer to receive a paper copy of our proxy materials and/or proxy card, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy in one of the following ways on or prior to September 1, 2021 to facilitate timely delivery:

•Internet: www.proxyvote.com.
•Telephone: Call toll-free at 1-800-579-1639.
•Email: Send a blank email to sendmaterial@proxyvote.com with the 12-digit control number that appears on the Notice sent to you from your broker or nominee in the subject line.
Revocability and Voting of Proxy
Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR the election of the nominees of the Board of Directors and FOR Proposals No. 2, No. 3 and No 4.

Record Date, Voting Rights and Quorum
Only stockholders of record at the close of business on July 16, 2021 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. At that date there were 17,497,910 shares of Common Stock outstanding. At the Annual Meeting, each issued and outstanding share of Common Stock will be entitled to one vote. The holders of a majority of the 17,497,910 shares of Common Stock present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.
Proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.
“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes on each Proposal is discussed under each respective Proposal.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Company currently has eight directors and eight directors will be elected by the stockholders as of the Record Date at the Annual Meeting to hold office until the 2022 annual meeting and until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the eight nominees of the Board of Directors named below.
Each nominee of the Board of Directors has indicated that he or she is willing and able to serve as director if elected. If any nominee of the Board of Directors becomes unavailable for any reason before the election, proxies will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.
Vote Required
The eight nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast “FOR” a nominee will be counted, except that the accompanying proxy will be voted “FOR” all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “withheld” as to one or more nominees will have no effect on the election since only votes “FOR” a nominee are counted in order to determine the eight nominees with the highest number of votes.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.
Nominees of the Board of Directors
The following eight nominees, all of whom are current directors of the Company, are the nominees of the Board of Directors. Certain information about the nominees, including their experience, qualifications and, attributes or skills that led the Board to conclude that the nominees should continue to serve as directors of the Company is set forth below.
J. Casey Crenshaw
J. Casey Crenshaw, age 46, was appointed Executive Chairman of Stabilis on July 26, 2019. Prior to the completion of the Share Exchange, he served on the Board of Directors of American Electric from 2012 to July 2019 and as the Executive Chairman of the Board of Directors of Stabilis Energy, LLC from November 2018 until July 2019. Mr. Crenshaw previously served as President of Stabilis Energy, LLC from its formation in February 2013 until November 2018. Mr. Crenshaw also serves as President and a member of the Board of Directors of The Modern Group, Ltd, a privately-owned diversified manufacturing, parts and distribution, rental/leasing and finance business headquartered in Beaumont, Texas. Mr. Crenshaw has held various executive positions with The Modern Group since 1997, including over 10 years as CFO.  Mr. Crenshaw holds a BA in Finance from Texas A&M University. Mr. Crenshaw is spouse of director Stacey B. Crenshaw.
The Board believes that Mr. Crenshaw brings to the Board leadership perspective on the operation, management and financing of a successful diversified manufacturing and service company.

Stacey B. Crenshaw
Stacey B. Crenshaw, age 44, was appointed to the Board of Directors of Stabilis on February 4, 2020. She co-founded Stabilis Energy, LLC in 2013. Prior to her role with Stabilis she was a practicing attorney with Germer Gertz, LLP from 2002 to 2004. Mrs. Crenshaw is the owner of ClaraVaille, a designer and retailer of custom jewelry. Mrs. Crenshaw is also actively involved in her local community through leadership roles at the Neches River Festival and the Symphony League of Beaumont. From 2006 to 2011 she was the founder and director of CHAD’s Place, a non-profit that held conferences and provided support groups for the bereaved. Mrs. Crenshaw has also served on several boards including Family Services of Southeast Texas, All Saints Episcopal School, and the advisory board of the Art Museum of Southeast Texas. Mrs. Crenshaw received a Bachelor of Liberal Arts degree in Journalism from Texas A&M University and a Doctor of Jurisprudence degree from the University of Houston Law Center. Mrs. Crenshaw is the spouse of Mr. Crenshaw.
The Board believes that Mrs. Crenshaw's legal experience and involvement in community and charitable service provides the Board with input and guidance related to corporate citizenship.
Mushahid Khan
Mushahid Khan, age 53, was appointed to the Board of Directors of Stabilis on July 26, 2019. He founded mkhangroup, LLC (MKG), an investment and advisory firm targeting companies in manufacturing and related industries in 2015 and has served as its Chief Executive Officer since founding. Since July 2020, Mr. Kahn has served as a Director and CEO of Alchemy Industrial, a technology based contract manufacturing firm in Houston, Texas. From May 2019 until July 2021, Mr. Khan served as Director and President of the NOW Network, a technology firm digitizing and automating the final mile of energy logistics. Mr. Khan has also been the President and Chief Executive Officer of APS Plastics and Manufacturing (APS), a full-service custom plastic component manufacturer from January 2016 until March 2021. Mr. Khan acquired APS in 2016, in partnership with Framework Capital Partners. Mr. Khan has also provided consulting services since 2015. From 2014 until 2015, Mr. Khan served as Chief Executive Officer of Ringers Gloves, a global industrial safety glove company. From 2002 until 2014, he served as President and Chief Operating Officer of O’Rourke Petroleum, an industrial distribution company. Mr. Khan is also active in community service. He currently holds a board position with TXRX Labs and Connect Communities, and is past board chair of Crisis Intervention of Houston as well as Devereaux Texas Treatment Centers. He is also an active member of Young Presidents Organization (YPO), Greater Houston Partnership’s advanced manufacturing workgroup, and Houston Exponential’s advanced manufacturing workgroup. Mr. Khan holds an MBA from The University of Houston (Clear Lake), and a BS in Mechanical Engineering from Louisiana State University.
The Board believes that Mr. Khan's wide range of business experience brings expertise to the Board in planning, corporate governance and general business and financial oversight.
Edward L. Kuntz
Edward L. Kuntz, age 76, was appointed to the Board of Directors of Stabilis on July 26, 2019. He served on the Board of Directors and as Chairman of the Audit Committee of American Electric from September 2013 to July 2019. Mr. Kuntz currently serves as the Chairman of the Board of Directors of U.S Physical Therapy, Inc., a publicly held operator of physical therapy clinics and related businesses. He has been a director since 2014. Mr. Kuntz is the former Chairman and Chief Executive Officer of Kindred Healthcare, the largest diversified provider of post-acute care services in the United States. From 1998 through May 2014 he served as Chairman of the Board of Directors of Kindred and as Chief Executive Officer from 1998 to 2004. From 2000 through 2016, Mr. Kuntz served as a director of Rotech Healthcare, Inc., one of the largest providers of home medical equipment and related products and services in the United States. Mr. Kuntz received B.A., J.D. and L.L.M. degrees from Temple University.
The Board believes that Mr. Kuntz’s experience as an executive and director of a variety of growing public and private equity-backed companies brings valuable experience to the Board in matters such as organizational structure, corporate strategy, operational performance measurement and improvement and governance.
Peter C. Mitchell
Peter C. Mitchell, age 65, was appointed to the Board of Directors of Stabilis on July 26, 2019. He was most recently Senior Vice President and Chief Financial Officer of Coeur Mining, Inc. a leading precious metals producer, which owns and operates mines throughout North America, including the Palmarejo complex in Mexico, one of the world’s largest silver mines. Peter joined Coeur as CFO in 2013, and was responsible for investor relations, financial planning and analysis, financial reporting, information technology, tax and compliance, in addition to serving as a key team member on the Company’s acquisition and divestiture activities and leading all capital markets activity in multiple equity and debt financings. Previously, he held executive leadership positions in finance and operations with a variety of U.S. and Canadian companies both public and private equity sponsored, among them Taseko Mines Ltd., Vatterott Education Centers, Von Hoffmann Corporation and Crown Packaging Ltd. He is a former member of the Board of Directors and Audit Committee Chair for Northern Dynasty Minerals Ltd and is currently a member of the Board of Directors and Audit Committee Chair of Northcliff Resources Ltd., Taseko Mines Limited and Montage Gold Limited. He earned a BA in Economics from Western University, an MBA from the University of British Columbia, is a Chartered Accountant (CPA-CA).
The Board believes that Mr. Mitchell's extensive business and financial experience provides the Board with valuable insights and guidance concerning the Company’s operations and financial management.
Ben J. Broussard
Ben J. Broussard, age 42, was appointed to the Board of Directors of Stabilis on July 26, 2019. Mr. Broussard has been the Chief Financial Officer for the Modern Group, Ltd since March 2021. Since joining the Modern Group in 2013 until March 2021 he served as the Director of Finance. Mr. Broussard began his career as a commercial banker with Washington Mutual Bank in 2001. After leaving the bank in 2008, he worked at T-Mobile until 2011 and as a consultant to Microsoft’s Global Procurement Group from 2011 to 2013. Mr. Broussard holds a BA from the University of Notre Dame and JD from South Texas College of Law Houston.
The Board believes that Mr. Broussard's background in finance enables him to provide the Board with valuable input and guidance into many aspects of the Company’s business.
James C. Reddinger
James C. Reddinger, age 50, is the President and Chief Executive Officer of Stabilis and previously served as the Chief Executive Officer of Stabilis Energy, LLC since November 2018. He was appointed to the Board of Directors of Stabilis on July 26, 2019. Mr. Reddinger has held various executive positions with Stabilis Energy, LLC, including Chief Financial Officer and Chief Operating Officer from 2013 to 2018. Prior to joining Stabilis, Mr. Reddinger was a private investor from 2010-2013. Mr. Reddinger was previously employed by UBS from 2004 to 2010 and Credit Suisse from 1998 to 2004. Mr. Reddinger holds an AB from Harvard University and an MBA from the JL Kellogg School of Management at Northwestern University.
The Board believes that Mr. Reddinger provides essential insight and expertise concerning the business, operations and strategies of the Company that is needed for the Board’s oversight and decision-making responsibilities.

James G. Aivalis
James G. Aivalis, age 63, was appointed to the Board of Directors of Stabilis on July 26, 2019. From July 2019 through his retirement in January 2021, he served as Chief Operating Officer of Stabilis. He has served as a consultant to Stabilis since February 2021. Mr. Aivalis was the Chief Executive Officer, President and Director of Prometheus Energy Group from January 2013 until July 2019. He served as Managing Member of AEGIS NG, LLC from April 2016 until September 2019. From May 2006 through June 2012, Mr. Aivalis was the Chief Executive Officer and President of ThruBit, LLC, a Venture Capital funded company focused on drilling and evaluation technologies for horizontal wells and unconventional hydrocarbon reservoirs. From 2002 to 2006, Mr. Aivalis was GM/Managing Director at TenarisConnections, with global responsibilities for high performance OCTG premium connections. Mr. Aivalis served with Schlumberger from 1981 to 2002 with domestic and international roles in Management, Operations, Engineering, Project Management and Sales and Marketing. Mr. Aivalis served from October 2009 to September 2018 as a Non-Executive Director and Business Advisor with XACT Downhole Telemetry, Inc. in Calgary, Canada, and from August 2011 to December 2013 as a Business Advisor to Zinc Air Inc., developing grid scale flow batteries. Since June 2018, Mr. Aivalis has been a member of the Advisory Board at Florida Institute of Technology for the College of Engineering and Sciences. Mr. Aivalis holds a Bachelor of Science degree in Ocean Engineering from Florida Institute of Technology, has authored six patents focused on well construction and optimization technologies, and is a long-standing member of the Society of Petroleum Engineers.
The Board believes that Mr. Aivalis provides the Board with significant insight and guidance as a result of his experience in the LNG and oil and gas industries.

Controlled Company Exemption
Directors J. Casey Crenshaw and Stacy B. Crenshaw control a majority of the voting power represented by our common stock. As a result, we are a “controlled company” within the meaning of the corporate governance rules of The NASDAQ Stock Market LLC (“NASDAQ”). Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. As a controlled company we are exempt from the NASDAQ governance requirements that (i) listed companies have compensation and nominating committees composed solely of independent directors, (ii) the compensation of executive officers be determined by a majority of the independent directors or a compensation committee composed solely of independent directors, (iii) director nominees selected or recommended to the board of directors for selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors, and (iv) that the board of directors be composed of a majority of independent directors.
Director Independence
The Board of Directors discussed and reviewed whether each nominee is independent in accordance with the director independence standards established by The NASDAQ Stock Market, LLC ("NASDAQ"). In determining independence, the Board reviews and seeks to determine whether directors have any material relationship with the Company, direct or indirect, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board reviews business, professional, charitable and familial relationships of the independent directors in determining independence. The Board determined that Peter C. Mitchell, Mushahid Khan, and Edward L. Kuntz are independent.
Information about the Nominating Process
The Company’s Board of Directors undertakes the activities of identifying, evaluating and recommending nominees to serve as directors. The Board has not established a separate nominating committee because the Board believes that all directors should participate in the selection of director candidates.
Nomination of Director Candidates by Stockholders
The policy of the Board of Directors is to consider nominations of candidates for membership on the Board of Directors that are submitted by stockholders. Any such recommendations should include the nominee’s name and qualifications for Board membership and a consent signed by such candidate to serve as a director if elected and should be directed to Andrew L. Puhala, Corporate Secretary, Stabilis Solutions, Inc., 11750 Katy Freeway, Suite 900, Houston, TX 77079.

Stockholders who comply with the requirements of our Bylaws with respect to advance written notice of stockholder director nominations at the Annual Meeting, including certain information that must be provided concerning the stockholder and each nominee, may nominate candidates for election as directors at the Annual Meeting by attending the meeting and offering the candidates into nomination at the time of the election of directors. Our Amended and Restated Bylaws were filed with the Securities and Exchange Commission on Form 8-K on September 18, 2020, and can be viewed by visiting the SEC website at http://sec.gov. You may also obtain a copy of the Bylaws by writing to Andrew L. Puhala, Corporate Secretary, Stabilis Solutions, Inc., 11750 Katy Freeway, Suite 900, Houston, TX 77079. Such information must be provided within the period set forth below under “Stockholder Proposals for Next Annual Meeting.”
For a stockholder’s nominees to be included in the Company’s Proxy Statement for next year’s annual meeting the stockholder must give timely notice to the Company by the date set forth below under “Stockholder Proposals for Next Annual Meeting.”
Director Qualifications
The Board of Directors has not established any minimum qualifications for nomination as a director of the Company but has identified the following qualities and skills necessary for our directors to possess:

•Integrity
•Commitment to enhancing stockholder value
•Ability to objectively analyze complex business problems and develop creative solutions
•Pertinent expertise, experience and achievement in education, career and community
•Familiarity with issues affecting the Company’s business
•Availability to fulfill the required time commitment
•Ability to work well with other directors
Identifying and Evaluating Nominees for Directors
Candidates for director may come from a number of sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders. Director candidates are evaluated to determine whether they have the qualities and skills set forth above. Such evaluation may be by personal interview, background investigation and other appropriate means. The Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, in identifying nominees for director, the Board does seek to have directors with a diversity of business experience and skills which allow for the expression of diverse viewpoints.
Director Attendance at the 2020 Annual Meeting
The Company expects all of its directors to attend the annual meeting of stockholders. All of the directors attended the 2020 Annual Meeting.
Stockholder Communications with the Board
Stockholders may communicate with the Board in writing by addressing mail to “Board of Directors” c/o Andrew L. Puhala, Corporate Secretary, Stabilis Solutions, Inc., 11750 Katy Freeway, Suite 900, Houston, TX 77079. Any such communication will be distributed to each of the Company’s directors. A communication addressed to any individual director at the same address will be distributed only to that director.
Board Leadership Structure
The objective of the Board’s leadership structure is to provide effective and independent oversight of management on behalf of the stockholders. The Board’s two standing committees are described below. J. Casey Crenshaw has served as the Board’s Executive Chairman since July 26, 2019, the date we completed a business combination transaction (the “Share Exchange”) by which the Company, then named American Electric Technologies, Inc. (“AETI”), acquired 100% of the outstanding limited liability company interests of Stabilis Energy, LLC from LNG Investment Company, LLC, a Texas limited liability company and 20% of the outstanding limited liability company interests of PEG Partners, LLC, a Delaware limited liability company (“PEG”) from AEGIS NG LLC, a Texas limited liability company. The remaining 80% of the outstanding limited liability company interests of PEG were owned directly by Stabilis Energy, LLC. As a result, Stabilis Energy, LLC became the 100% directly-owned subsidiary and PEG became the 100% indirectly-owned subsidiary of the Company.

Board Committees
The Board of Directors of the Company has a standing Audit Committee and Compensation Committee.
Audit Committee
The Board adopted its current Audit Committee Charter on May 3, 2021. The principal functions of the Audit Committee are to review and monitor the Company’s financial reporting and the internal and external audits. The committee’s functions include, among other things: (i) to select and replace the Company’s independent registered public accounting firm; (ii) to review and approve in advance the scope and the fees of our annual audit and the scope and fees of non-audit services of the independent registered public accounting firm; (iii) to receive and consider a report from the independent registered public accounting firm concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection; and (iv) to review compliance with and the adequacy of our major accounting and financial reporting policies and controls. The members of the Audit Committee are currently Peter C. Mitchell (Chairman), Mushahid Khan, and Edward L. Kuntz. The Audit Committee met four times during the fiscal year ended December 31, 2020. The Board has determined that Messrs. Mitchell, Khan, and Kuntz are “independent” as defined in the rules of the NASDAQ and that Messrs. Mitchell and Kuntz each qualify as an “audit committee financial expert” as defined in the regulations of the Securities and Exchange Commission. A copy of the Audit Committee charter is available at http://www.stabilis-solutions.com.
Compensation Committee
The Board of Directors established the Compensation Committee as a standing committee on September 11, 2019. The primary functions of the Compensation Committee are to review and approve the compensation of the Chief Executive Officer and the other executive officers of the Company, to recommend the compensation of the directors, to review and approve the terms of any employment agreements with executive officers and to produce an annual report for inclusion in the Company’s proxy statement. The Compensation Committee also administers and interprets the Company’s equity compensation and employee benefit plans and grants all awards under the employees stock incentive plan. The members of the Compensation Committee are currently J. Casey Crenshaw (Chairman), Peter C. Mitchell, Mushahid Khan, and Edward L. Kuntz. The Board of Directors determined that Messrs. Mitchell, Khan, and Kuntz are considered independent as defined in the rules of the NASDAQ. A copy of the Compensation Committee charter is available at http://www.stabilis-solutions.com.
Board’s Role in Risk Management
The Board of Directors, through the Audit Committee, provides oversight of the implementation and operation of the Company’s risk management processes.
Code of Ethics
The Company has adopted a code of business conduct and ethics for its directors, officers and employees. A copy of the code of business conduct and ethics is available at http://www.stabilis-solutions.com.
Attendance at Meetings
During the fiscal year ended December 31, 2020, the Board of Directors held four meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board held in 2020.
Director Compensation
For 2020, the Board established the following compensation for its independent directors:
i.Cash compensation of 50,000 per annum payable quarterly; and
ii.Equity compensation of $50,000 of Company common stock per annum calculated based on the market price of the Company’s common stock as of the close of business immediately prior to the first Board of Directors meeting in each calendar year with vesting one year later.
For 2021, the Board has established cash compensation for its independent directors at $100,000 per annum payable quarterly. However, the Board can elect to pay 50% of such compensation in Company common stock in any year with one-year vesting by Board resolution at the first meeting of the Board in such year.

Directors who are not independent receive no separate compensation for director service. The Company pays each director’s reasonable travel, lodging, meals and other expenses connected with their Board service.
2020 Director Compensation
The following table describes the compensation earned by each individual who served as an independent director during 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Edward L. Kuntz	$50,000	$50,000	$—	$100,000
Peter C. Mitchell	50,000	50,000	—	100,000
Mushahid Khan	50,000	50,000	—	100,000
Total	$150,000	$150,000	$—	$300,000
Certain Relationships and Related Transactions
All related party transactions are required to be reviewed and approved by an independent body of the Board of Directors composed solely of independent directors as defined in the NASDAQ Rules.
Reference is hereby made to Note 12 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed March 16, 2021 for further information concerning related party transactions.

PROPOSAL NO. 2
TO RATIFY THE SELECTION OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021
The Board of Directors is asking the stockholders to ratify the Audit Committee’s selection of Ham, Langston & Brezina, LLP as the Company’s independent registered public accounting firm for 2021. In the event the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection.
Representatives of Ham, Langston & Brezina, LLP are expected to be present at the Annual Meeting in person or by conference telephone and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. Ham, Langston & Brezina, LLP has been our independent registered public accounting firm since the fiscal year ended December 31, 2007.
Fees billed for services provided by our independent registered public accounting firm for 2020 and 2019 were as follows:

	Year Ended December 31,
Types of Fees	2020	2019
Audit Fees (1)	$230,710	$221,650
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
Other Fees (4)	—	—
Total Fees	$230,710	$221,650
__________
(1)    Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of our interim condensed consolidated financial statements included in our quarterly reports, professional services rendered in connection with our filing of various registration statements (such as registration statements on Form S-8 and Form S-1, including related comfort letters) and other services that are normally provided by Ham, Langston & Brezina, L.L.P. in connection with statutory and regulatory filings or engagements.
(2)    Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported as audit fees. Ham, Langston & Brezina, L.L.P. rendered no such services for us in 2020 or 2019.
(3)    Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). Ham, Langston & Brezina, L.L.P. rendered no such services for us in 2020 or 2019.
(4)    All other fees consist of fees billed for products and services other than the services described in notes (1), (2) and (3) above. Ham, Langston & Brezina, L.L.P. rendered no such services for us in 2020 or 2019.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed with the Company’s management and Ham, Langston & Brezina, LLP the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the Company’s 2020 fiscal year. The Audit Committee has also discussed with Ham, Langston & Brezina, LLP the matters required to be discussed pursuant to Auditing Standard No. 1301 issued by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee has received and reviewed the written disclosures and the letter from Ham, Langston & Brezina, LLP required by the applicable requirements of the PCAOB and Securities and Exchange Commission regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Ham, Langston & Brezina, LLP its independence from the Company.
The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2020 fiscal year for filing with the SEC.
Respectfully submitted,
Peter C. Mitchell (Chairman)
Mushahid Khan
Edward L. Kuntz

Audit Committee’s Pre-Approval Policies
The Audit Committee’s policy is to pre-approve all audit services and all permitted non-audit services (including the fees and terms thereof) to be provided by the Company’s independent registered public accounting firm; provided, however, pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than five percent of total revenues paid by the Company to its independent registered public accounting firm in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee.
The Audit Committee pre-approved all of the fees described above.
The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining auditor independence.
Vote Required
The affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting and voting on the proposal is required to ratify the selection of the Company’s independent registered public accounting firm for 2021. Abstentions and broker non-votes have no effect on the vote on the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2, TO RATIFY THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

PROPOSAL NO. 3
TO VOTE ON A NON-BINDING ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.
The Board of Directors is providing the Company’s stockholders the opportunity to cast an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and the related disclosures concerning executive compensation.
The primary objectives of our executive compensation program are to:
•enable the Company to recruit, retain and motivate skilled and knowledgeable executives;
•ensure that executive compensation is aligned with our corporate strategies and business objectives
•promote the achievement of key strategic and financial performance measures by linking incentive compensation to the achievement of measurable corporate and individual performance goals; and
•align executives' incentives with the creation of stockholder value.
The Board of Directors believes that the achievement of these objectives is important to the Company’s long-term success and requests stockholder approval the compensation of our named executive officers as disclosed in this Proxy Statement by adopting the following resolution at the Annual Meeting:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the definitive proxy statement for this meeting, is hereby approved.”
While the Board of Directors intends to carefully consider the stockholder vote on the proposal, the final vote will not be binding on the Board and is advisory in nature.

Vote Required
The affirmative vote of a majority of the voting shares of voting stock present at the Annual Meeting and voting on the proposal as a single class is required to approve the compensation of the named executive officers as disclosed in this Proxy Statement. Abstentions and broker non-votes have no effect on the vote on the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4
TO APPROVE THE AMENDED AND RESTATED 2019 LONG TERM INCENTIVE PLAN
General
The Board of Directors is seeking stockholder approval of the Amended and Restated 2019 Long Term Incentive Plan (the “Plan”) which was adopted by the Board of Directors in July 2021. The amended and restated Plan authorizes the issuance of an additional 2,325,000 shares of common stock under the Plan. Prior to the amendment and restatement 1,675,000 shares of common stock were authorized for issuance under the Plan. Awards under the Plan may be granted to employees, officers and directors of the Company and affiliates, and any other person who provides services to the Company and its affiliates (including independent contractors and consultants of the Company and its subsidiaries).
The Board of Directors believes that the Plan has proven to be an important long-term incentive that is critical to enable the Company to attract and retain qualified personnel and encourage participants to focus on the long-term growth of stockholder value as well as promoting a closer identity of interest between participants and stockholders of the Company. For further information, see the “Executive Compensation” and “Director Compensation” discussion contained in this Proxy Statement.
Restricted Stock Awards. During the year ended December 31, 2020 the Company issued 34,706 shares of common stock to former directors as payment for services rendered as members of the American Electric Board of Directors under the 2019 Plan and in addition granted 61,308 RSAs to independent directors of the Board of Directors under the 2019 Plan.

Restricted Stock Unis. During the year ended December 31, 2020, the Company granted 781,000 Restricted Stock Units (“RSUs”) to employees under the 2019 Plan. The Company recognized 2,500 forfeitures during the year ended December 31, 2020. As of December 31, 2020 there were 795,180 shares that were available for future awards under the plan.

No awards vested during the year ended December 31, 2020 and there were 778,500 RSUs outstanding as of December 31, 2020. All units are expected to vest.
As of June 30, 2021 there were outstanding awards issued under the Plan of 877,985 and 797,015 shares were available for future awards under the Plan, including shares which have become available as a result of termination of prior awards under the Plan. There were 1,835 terminations in 2021, which increased the number of shares available under the plan from 795,180 at December 31, 2020 to 797,015 at June 30, 2021. There were no new awards in 2021.
If the stockholders do not approve the Amended and Restated Plan it be limited to the 1,675,000 shares of common stock authorized prior to the amendment and restatement and the Company will not be able to make the additional 2,325,000 shares of common stock available for issuance under the Plan.
Description of the Amended and Restated 2019 Long Term Incentive Plan
The following is a description of the material features of the Amended and Restated 2019 Long Term Incentive Plan.
Eligibility
Awards under the Plan may be granted to employees, officers and directors, independent contractors and consultants of the Company and its subsidiaries and any other person who provides services to the Company and its affiliates. Approximately 75% of our employees are eligible to participate in the Plan.
Shares Subject to the Plan
Prior to the amendment and restatement of the Plan, up to 1,675,000 shares of the Company’s common stock were authorized for issuance under the Plan. Upon approval of Proposal No. 4 at the Annual Meeting an additional 2,325,000 shares would be authorized for issuance pursuant to awards under the Plan. In the event of certain changes in the Company’s common stock such as recapitalization, reclassification, stock split, combination or exchange of shares, stock dividends or the like, appropriate adjustment will be made in the number and kind of shares available for issuance under the Plan and the purchase price, if any, per share. The closing price of our common stock on the NASDAQ Stock Market on July 30, 2021 was $8.04 per share.

Administration
The Plan is administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company except to the extent that the Board of Directors elects to administer the Plan. The Committee has the full and exclusive power to construe, interpret and administer the Plan, including, but not limited to, the authority to designate which eligible participants are to be granted awards and to determine the type of award and the number of shares to be subject thereto and approve forms of Award Agreements for use under the plan and the terms and conditions thereof, consistent with the terms of the Plan, including under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited. The Committee is also authorized to adopt, amend and revoke rules relating to the administration of the Plan, modify, waive or adjust any term or condition, and determine treatment of awards upon termination of employment or other service relationship and impose a holding period with respect to an Award.
Awards Under the Plan
The Plan provides that the Committee may grant or issue stock options, stock appreciation rights, restricted stock, restricted units, performance awards, dividend equivalents, substitute awards and other stock-based awards and cash awards and/or any combination of the foregoing, pursuant to a written agreement and may contain such terms as the Committee determines. Subject to the provisions of the Plan, the Committee has the sole and complete authority to determine the eligible recipients of awards under the Plan. All awards shall be subject to such terms, conditions and restrictions determined by the Committee and included in the award agreement. Such terms, conditions and restrictions may include provisions related to vesting of awards, and the effect of a participant’s termination of employment and change of control of the Company on outstanding awards under the Plan. No participant may receive a grant covering more than 500,000 shares in any year: a non-employee member of the Board may not be granted more than 100,000 shares in any year,
The Plan and all Awards granted thereunder are subject to any written clawback policies that the Company may adopt.
Share Counting Rules
When the Committee grants an award under the Plan, the full number of shares subject to the award is charged against the number of shares that remain available for delivery pursuant to awards. After grant, the number of shares subject to any portion of an award that is canceled or that expires without having been settled in shares, or that is settled through the delivery of consideration other than shares, will be available for new awards. If shares are tendered or withheld to pay the exercise price of an award or to satisfy a tax withholding obligation, those tendered or withheld shares will be available for new awards.
Stock Options
Stock Options provide for the right to purchase shares of Company common stock at a specified price as determined by the Committee, provided that the exercise price per share of common stock option may not be less than 100% of the fair market value of a share as of the date the option is granted. Stock options granted under the Plan may be incentive stock options (“ISOs”) that are designed to comply with the provisions of Section 422 of the Internal Revenue Code (the “Code”) and will be subject to restrictions contained in the Code or nonqualified stock options (“NQSOs”). The maximum number of shares of Company common stock that may be issued upon the exercise of ISOs may not exceed the total number of shares available for grant under the Plan as set forth above under “Shares Subject to the Plan”. Stock options may be granted for a term specified by the Committee, provided that no option may be exercisable after ten years from the date of grant. The Committee may accelerate the exercisability of any option or portion thereof at any time. The Committee may provide in the option agreement that all or a part of the shares received by an optionee upon the exercise of a NQSO shall be restricted shares subject to any or all of the restrictions or conditions described below.
Exercise Price. The exercise price for each Option will be determined by the Committee, but will not be less than 100% of the fair market value of a share of common stock on the date of grant. If an ISO is granted to a ten percent stockholder of the Company (as defined in the Plan), the exercise price will be at least 110% of the fair market value of a share on the date of grant.
Exercise of Options. The Committee determines when Options become exercisable and, in its discretion, may accelerate the vesting of any outstanding Option or extend the term of a NQSO option set to expire prior to ten years from the date of issuance. The means of payment for shares issued upon exercise of an Option are specified in each option agreement. The Plan permits payment to be made by cash, check, wire transfer, other shares of Company common stock and Options issued under the Plan. All payment methods other than payment of cash, check and wire transfer will be subject to such restrictions as may be established by the Committee or applicable law or the rules of any applicable stock exchange. The participant must pay any required tax withholding in cash at the time of exercise or the Company may make other arrangements for the payment of such withholding tax obligations, including withholding compensation otherwise due the participant or utilizing Company Stock due under the award.

Limits on Exercisability. No Option will be exercisable after the expiration of ten years from the date an Option is granted (five years with respect to an ISO held by an Optionee who is a ten percent stockholder of the Company). Options will be exercisable at such times as determined by the Committee. Unless otherwise specified at the time of grant of the Option, an Option will become exercisable as to one-third of the shares in the first year after grant, an additional one-third on the first anniversary of the date of grant and fully exercisable on the second anniversary of the date of grant. An option granted under the Plan will generally expire on the first to occur of: (i) conviction of a felony against the Company (ii) three (3) months after the date of a termination of employment or retention for any reason other than death or (ii) six (6) months after death of the optionee; provided that the Committee may specify in the document governing the option that an Option may be exercisable during a longer period. ISOs held by a participant under the Plan and any other plans of the Company may not become exercisable for the first time during any calendar year in excess of $100,000.
Stock Appreciation Rights
A stock appreciation right may be granted by the Compensation Committee in its discretion. The grant price for each stock appreciation right shall be determined by the Compensation Committee and shall be specified in the Award agreement, but in no event shall the grant price be less than the fair market value of the shares of common stock of the company on the date the stock appreciation right is granted. The term of the stock appreciation right shall be determined by the Compensation Committee and specified in the Award agreement, which relates to the stock appreciation right. No stock appreciation right will be exercised after the tenth anniversary from the date of its grant. Stock appreciation rights may be exercised subject to the terms and conditions the Compensation Committee imposes. Upon the exercise of a Stock Appreciation Right the participant is entitled to receive Company common stock or other compensation at the time of exercise valued at the amount of the difference between the grant price of the exercised stock appreciation right and the fair market value of the shares at the time the stock appreciation right is exercised.
Restricted Stock
Shares of common stock may be granted by the Compensation Committee to an eligible participant and made subject to vesting requirement and restrictions on sale, pledge or other transfer by the participant for a certain period (the restricted period). All shares of restricted stock will be subject to such restrictions as the Compensation Committee may provide in an Award agreement with the participant, including provisions obligating the participant to forfeit or resell the shares to us in the event of termination of employment or service. Participant’s rights with respect to such shares shall be subject to the restrictions provided in the Award agreement and the Plan. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid be automatically reinvested in additional shares of Restricted Stock.
Restricted Stock Units
A restricted stock unit represents the right to receive from us, on the respective scheduled vesting or payment date for such restricted stock unit, one share of common stock. An award of restricted stock units may be subject to vesting and forfeiture provisions and such other terms and conditions as the Compensation Committee may determine, subject to the provisions of the Plan.
Stock Awards
Each stock award under the Plan will contain provisions regarding (1) the number of shares subject to such stock award or a formula for determining such number, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance criteria, if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (4) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Committee, (5) restrictions on the transferability of the stock award, and (6) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. Such awards may be granted or sold in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such participant.

Dividend Equivalents
Dividend Equivalents may be granted by the Compensation Committee to an eligible participant, entitling the participant to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. They may be awarded on a free-standing basis or in connection with another Award.
Other Stock-Based Awards
The Committee may grant such other Awards that may be denominated or payable in, or otherwise based on, or related to, Stock, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, purchase rights for shares of Stock, Awards valued by reference to the book value of Stock. The Committee shall determine the terms and conditions of such Other Stock-Based Awards.
Cash Awards
The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award.
Substitute Awards
Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company. Awards may also be granted under the Plan in substitution or exchange for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition by the Company.
Performance Awards
The Committee is authorized to designate any of the Awards granted as Performance Awards which are subject to the achievement of pre-established performance goals for a specified period following the grant which, depending on the extent to which such performance criteria are met in such performance period, will determine, in the manner set forth in the Award Agreement, the value and/or number of each Award that will be paid to the Participant. The pre-established performance goals will be based on any or a combination of the following business criteria applied to the Company as a whole, a Company division or a subsidiary: (1) revenues, sales or other income; (2) cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, and/or cash flows from financing activities; (3) return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on equity; (4) income, operating income or net income; (5) earnings or earnings margin determined before or after any one or more of depletion, depreciation and amortization expense; exploration and abandonments; impairment of oil and gas properties; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (6) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (7) debt or equity financings or improvement of financial ratings; (8) production volumes, production growth, or debt-adjusted production growth, which may be of oil, gas, natural gas liquids or any combination thereof; (9) general and administrative expenses; (10) net asset value; (11) Fair Market Value of the Stock, share price, share price appreciation, total stockholder return or payments of dividends; (12) achievement of savings from business improvement projects and achievement of capital projects deliverables; (13) working capital or working capital changes; (14) operating profit or net operating profit; (15) internal research or development programs; (16) geographic business expansion; (17) corporate development (including licenses, innovation, research or establishment of third party collaborations); (18) performance against environmental, ethics or sustainability targets; (19) safety performance and/or incident rate; (20) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire; (21) satisfactory internal or external audits; (22) consummation, implementation or completion of a Change in Control or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (23) regulatory approvals or other regulatory milestones; (24) legal compliance or risk reduction; (25) market share; (26) economic value added; or (27) cost reduction targets. Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as compared to the performance of a published or special index deemed applicable by the Committee, including, without limitation, the Standard & Poor’s 500 Stock Index or a group of comparable companies, as a ratio with other business criteria, as a ratio over a period of time or on a per unit of measure (such as per day, or per barrel, a volume or thermal unit of gas or a barrel-of-oil equivalent), on a per-share basis (basic or diluted), and on a basis of continuing operations only.

New Plan Benefits
No awards have been granted under the Amended and Restated Plan. Future grants of awards, if any, that will be made to eligible participants are subject to the discretion of the Compensation Committee and, therefore, it is not possible to determine the awards under the Plan that will be received by our executive officers and other participants if the Plan is approved by the stockholders.
Amendment, Suspension and Termination
No awards under the Amended and Restated Plan may be granted after July 23, 2031. If the Amended and Restated Plan is not approved by the stockholders at the Annual Meeting the original plan will continue in effect and no awards under the original plan may be granted after December 8, 2029. The Plan may be amended, suspended, or terminated at any time or from time to time by the Compensation Committee, provided that (i) no such amendment or modification may, without written consent of the participant, alter or impair any rights or obligations under any outstanding awards under the Plan; and (ii) no amendment will be effective unless approved by the affirmative vote of the holders of a majority of shares of the Company present, or represented, and entitled to vote at a meeting of stockholders of the Company duly held within twelve months of the date of adoption where such amendment will: (a) increase the total number of shares reserved for the issuance under the Plan; or (b) materially change the standards of eligibility under the Plan; (c) materially increase the benefits which may accrue to participants under the Plan; or (d) result in the adoption of a new plan or require the approval of the stockholders under any applicable tax, regulatory or stock market requirement.
Transfer Restrictions
Except as otherwise determined by the Compensation Committee, no award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any participant shall be subject to any lien, obligation or liability of the participant.
Securities Law Compliance
In the event that the shares to be acquired pursuant to the Plan are not covered by a then current registration statement under the Securities Act of 1933 (the “Securities Act”), and is not otherwise exempt, such shares will be restricted against transfer to the extent required by the Securities Act and the Compensation Committee may require any participant to represent in writing an intention to invest, rather than distribute, the shares.
Miscellaneous Provisions
The adoption of the Plan will not affect any other compensation or incentive plans in effect for the Company or any subsidiary. Nothing in the Plan guarantees continued employment for any participating employee. The Company and its subsidiaries reserve the right to remove, terminate or discharge any employee at any time and for any reason.
Federal Income Tax Consequences of Stock Options
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.
Tax Consequences to Participants
With respect to a non-qualified stock option (NQSO), in general: (i) no income will be recognized by an optionee at the time an NQSO is granted; (ii) at the time of exercise of an NQSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of an NQSO, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
With respect to an incentive stock option (ISO), no income generally will be recognized by an optionee upon the grant or exercise of an ISO. However, any excess of the fair market value of the shares at the time of exercise over the option price will be subject to the alternative minimum tax. If no disposition of shares issued to an optionee is made within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.
If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
Stock Awards
Stock awards will generally be taxed as ordinary income when the participant receives the unrestricted right to the shares in the award. In the event the shares in the award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, the participant will not recognize ordinary income at the time of grant of the award. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture or becomes transferable. Upon a disposition of such shares by the participant, any difference between the sale price and the amount recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.
The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by the Company.
Payment of Withholding Taxes
We may withhold from any stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. With the Compensation Committee’s approval a participant may be allowed to satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have us withhold, from the shares the participant would otherwise receive, shares of common stock, in each case having a value equal to the minimum amount required to be withheld.
Tax Consequences to the Company
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the tests of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” under the Code and is not disallowed by Section 162(m) of the Code.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information about outstanding equity plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding rights (1)	Weighted-average exercise price of outstanding options (2)	Number of securities remaining available under equity compensation plans (excluding securities reflected in column (1)) (3)(a)
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders	778,500	—	795,180
Total	778,500	$—	795,180
__________
(1)Includes shares of common stock issuable upon vesting of outstanding restricted stock units (RSUs).
(2)The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which convert to common stock on a one-to-one basis. No options were outstanding.
(3)Consists of the shares available for future issuance under 2019 Employee Stock Incentive Plan for services by eligible employees, board members, independent contractors and consultants.
(a)See Note 16—Stock-Based Compensation in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 for further information.

Vote Required
The affirmative vote of a majority of the shares of voting stock present at the Annual Meeting and voting on the proposal is required to approve the Amended and Restated 2019 Long Term Incentive Plan. Abstentions and broker non-votes have no effect since only shares voting on the proposal will be counted.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF PROPOSAL NO. 4, TO APPROVE THE AMENDED AND RESTATED 2019 LONG TERM INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth information, as of June 30, 2021, the amount and percentage of our outstanding shares of common stock beneficially owned by (i) each person known by us to own beneficially more than 5% of our outstanding common stock, (ii) each director, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Unless otherwise noted, the following table is based on 17,497,910 shares outstanding as of June 30, 2021.

Name(4)	Common Stock
	Number of Shares	Percent of Class
J. Casey Crenshaw (1)	13,030,887	74.5%
Stacey B. Crenshaw (1)	13,030,887	74.5%
LNG Investment Company, LLC (2)	12,580,808	71.9%
Andrew Puhala (4)	5,967	*
Chart Energy & Chemicals, Inc. (3)	1,470,807	8.4%
James C. Reddinger (4)	2,252	*
Mushahid Khan (4)	20,458	*
Ben J. Broussard (4)	1,500	*
James G. Aivalis (4)	1,100	*
Edward L. Kuntz (4)	23,066	*
Peter C. Mitchell (4)	21,436	*
All directors and officers as a group of (10) persons	13,106,666	74.9%
___________
*    Indicates less than 1%
(1)    Consists of (i) 12,580,808 shares owned by LNG Investment Company, LLC; (ii) 439,079 shares owned by JCH Crenshaw Holdings, LLC (“JCH”); (iii) 11,000 shares of Common Stock currently held by Mr. Crenshaw. Mr. Crenshaw may be deemed to have voting and dispositive power over the securities held by each of LNG Investment Company, LLC and JCH by virtue of being the sole manager of LNG Investment Company, LLC and the sole managing member of JCH; thus, he may also be deemed to be the beneficial owner of these securities. Mrs. Crenshaw, as the spouse of Mr. Crenshaw, may be deemed to share voting and dispositive power over the securities held by each Mr. Crenshaw, JCH and LNG Investment Company, LLC. Mr. and Mrs. Crenshaw each disclaim any beneficial ownership of the securities owned by LNG Investment Company, LLC, JCH and their respective spouses in excess of their pecuniary interest in such securities.
(2)    LNG Investment Company, LLC owns the 12,580,808 shares received in connection with the Share Exchange. Please see footnote (1) for additional information regarding the shares owned by LNG Investment Company, LLC.
(3)    Chart Energy & Chemicals, Inc. is a wholly owned subsidiary of Chart Industries, Inc. which manages the investments of Chart Energy & Chemicals, Inc. Jillian C. Evanko is the President and Chief Executive Officer of Chart Industries, Inc. and has voting and investment power over the shares held by Chart Energy & Chemicals, Inc. The business address of Chart Energy & Chemicals, Inc. is 8665 New Trails Drive, Suite 100, The Woodlands, Texas 77381. The business address of Chart Industries, Inc. is 3055 Torrington Drive, Ball Ground, Georgia 30107.
(4)    Unless otherwise noted above, the address of the stockholders is c/o Stabilis Solutions, Inc. 11750 Katy Freeway, Suite 900, Houston, Texas 77079.

EXECUTIVE OFFICERS
Our current executive officers are:

Name	Principal Position
James C. Reddinger	Chief Executive Officer, President
Andrew L. Puhala	Senior Vice President, Chief Financial Officer, Secretary
Information about James C. Reddinger is contained in “Nominees of the Board of Directors” above. Mr. Aivalis served as Chief Operating Officer of the Company until his retirement on January 31, 2021.
Andrew L. Puhala, age 51, has been Chief Financial Officer of Stabilis since November 2018. From August 2017 until November 2018, Mr. Puhala served as VP of Finance for The Modern Group, Ltd. From September 2015 to June 2017 he served as Chief Financial Officer of ERA Group Inc. (NYSE:ERA), a provider of helicopter transport services primarily to the energy industry. Mr. Puhala served as Chief Financial Officer of American Electric Technologies, Inc. from January 2013 to September 2015 and CFO of AccessESP from 2011- 2012. Mr. Puhala held a variety of senior financial roles at Baker Hughes, Inc. from 1996 - 2011 including VP finance- Middle East Region, Division Controller and Assistant Treasurer. Mr. Puhala is a Certified Public Accountant and received a BBA in Accounting and an MPA from the University of Texas at Austin.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the compensation earned by our chief executive officer, our chief financial officer and our two other most highly compensated persons serving as of December 31, 2020 (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All other compensation ($)(3)	Total ($)
James C. Reddinger,	2020	$420,835	$—	$875,000	$—	$1,295,835
Chief Executive Officer	2019	$500,000	—	—	—	500,000
Andrew Puhala,	2020	$262,501	$100,000	$35,000	$—	$397,501
Chief Financial Officer	2019	$184,091	—	—	—	184,091
Koby Knight,	2020	$343,334	$—	$175,000	$12,000	$530,334
SVP Operations	2019	$400,000	—	—	12,000	412,000
James G. Aivalis,	2020	$283,080	$260,000	—	$9,000	$552,080
Chief Operating Officer	2019	$356,288	$155,910	—	$9,000	$521,198
__________
(1)    The Amount represents the performance bonus awards earned by our named executive for the fiscal 2020 and 2019 performance.
(2)    The amount represents the grant date fair value in accordance with ASC 718. These amounts do not represent the actual value that may be realized by named executive officers.
(3)    The amount represents an annual auto allowance paid out on a monthly basis.
(4)    Mr. Puhala was employed by The Modern Group Ltd. prior to May 1, 2019. Compensation prior to May 1, 2019 is not included in table.

Outstanding Equity Awards
The following table below summarizes equity awards granted to the named executive officers under the 2019 Long Term Incentive Plan (discussed below) as of December 31, 2020.

Name	Number of shares or units of stock that have vested (#)	Market value of shares or units of stock that have vested ($)	Equity incentive plan awards: Number of unearned shares or units of stock that have not vested (#)	Equity incentive plan awards: Market Value of unearned shares or units of stock that have not vested ($)
James Reddinger	—	$—	500,000	$875,000
Koby Knight	—	—	100,000	175,000
Andrew Puhala	—	—	20,000	35,000

Overview and Objectives
We believe our success depends on the continued contributions of our named executive officers. We have established our executive compensation program to attract, motivate, and retain our key employees in order to enable us to maximize our profitability and value over the long term. Our policies are also intended to support the achievement of our strategic objectives by aligning the interests of our executive officers with those of our shareholders through operational and financial performance goals and equity-based compensation. We expect that our compensation program will continue to be focused on building long-term shareholder value by attracting, motivating and retaining talented, experienced executives and other key employees. Currently, our Principal Executive Officer oversees the compensation programs for our executive officers.
Elements of Compensation
Historically, we have compensated our named executive officers with annual base salaries, annual cash incentive bonuses and employee benefits. Additionally, our named executive officers may be awarded long-term equity incentives in the form of restricted stock awards, restricted stock units, or stock options. We expect that these elements will continue to constitute the primary elements of our compensation program, although the relative proportions of each element, and the specific plan and award designs, will likely evolve as we become a more established public company.
Employment, Severance or Change in Control Agreements
During the periods covered in the Summary Compensation Table our named executive officers were "at will" employees and served without written employment agreements. They are entitled to receive employee benefits generally available to all employees. We were not party to any agreements with our named executive officers that provided benefits upon termination of employment or change of control.
Base Salary
Base salary is the fixed annual compensation we pay to each of our named executive officers for carrying out their specific job responsibilities. Base salaries are a major component of the total annual cash compensation paid to our named executive officers. Base salaries are determined after taking into account many factors, including (a) the responsibilities of the officer, the level of experience and expertise required for the position and the strategic impact of the position; (b) the need to recognize each officer’s unique value and demonstrated individual contribution, as well as future contributions; (c) the performance of the company and each officer; and (d) salaries paid for comparable positions in similarly-situated companies.
For the amounts of base salary that our named executive officers received in 2020 and 2019, see “Executive Compensation-Summary Compensation Table.”
Our Board reviews the base salaries for each named executive officer periodically as well as at the time of any promotion or significant change in job responsibilities and, in connection with each review, our Board considers individual and company performance over the course of the relevant time period. The Board may make adjustments to base salaries for named executive officers upon consideration of any factors that it deems relevant, including but not limited to: (a) any increase or decrease in the named executive officer’s responsibilities, (b) the named executive officer’s job performance, and (c) the level of compensation paid to senior executives of other companies with whom we compete for executive talent, as estimated based on publicly available information and the experience of our directors.
Annual Cash Bonuses
Annual cash bonuses will be based on criteria determined in the discretion of our Board. No cash bonuses were earned for the year ended December 31, 2020. For the fiscal year ended December 31, 2019, James Aivalis and Andrew Puhala were awarded a cash bonus equal to 50% and 33%, respectively, of annual base salary for their performance related to the Company’s operations in 2019.
Other Benefits
We offer participation in broad-based retirement, health and welfare plans to all of our employees.

Risk Considerations
 The Compensation Committee considers whether the Company’s compensation policies and practices for both executives and other employees encourage unnecessary or excessive risk taking.
Base salaries are not believed to encourage excessive risk taking. The Company’s Executive Performance Bonus Program does focus on achievement of annual Company and/or individual performance goals, but both the Company and individual goals are considered appropriate for achievement without unnecessary and excess risk taking.

Pension Benefits
We have not maintained and do not currently maintain a defined benefit pension plan or a supplemental executive retirement plan. Instead, our employees, including our named executive officers, may participate in a retirement plan intended to provide benefits under section 401(k) of the Code (the “401(k) Plan”) pursuant to which employees are allowed to contribute a portion of their base compensation to a tax-qualified retirement account in a defined safe harbor 401(k) Plan, subject to limitations.
Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation Plans
We have not had and do not currently have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.
2019 Long Term Incentive Plan
On December 9, 2019 the Board of Directors of the Company adopted the 2019 Long Term Incentive Plan (the “2019 Plan”). The 2019 Plan provides for the award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards and Performance Awards. Awards may be granted under the 2019 Plan to employees, officers and directors of the Company and our Affiliates, and any other person who provides services to the Company or any of our Affiliates.
The 2019 Plan succeeds our 2007 Employee Stock Incentive Plan (the “2007 Plan”) and no further shares will be issued under the 2007 Plan
The maximum number of shares of common stock available for issuance under the 2019 Plan is 1,675,000 shares.
At December 31, 2020, the number of securities remaining available under the 2019 Plan is 795,180.
In July 2021 the Board of Directors adopted the Amended and Restated 2019 Long Term Incentive Plan. See Proposal No. 4 in this Proxy Statement for further information.
Employment agreements with executive officers
Director James G. Aivalis retired as our Chief Operating Officer on January 31, 2021 at which time his compensation for his executive services terminated and his post-retirement services as an independent consultant commenced pursuant to the terms of his executive employment agreement. From February 1, 2021 through January 31, 2022 Mr. Aivalis will provide us with 20 hours of consulting services per month for a fee of $12,000 per month. Consulting services in excess of 20 hours per month will be paid at $200 per hour. Mr. Aivalis will continue to participate in our health insurance plan benefits. Mr. Aivalis will continue to serve on our Board of Directors and receive the fees paid to our independent directors for such service. Mr. Aivalis may discontinue his consulting services on 30 days’ notice and we can discontinue his consulting services if he is unable or unwilling to provide his services.
Our other named executive officers are “at will” employees and are eligible to receive employee benefits generally available to all employees of the Company or the subsidiary by which they are employed and other benefits approved by the Compensation Committee.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
The Company anticipates that it will hold its 2022 Annual Meeting of Stockholders on or about September 14, 2022. Any stockholder of record desiring to submit a proposal for action at the 2022 Annual Meeting of Stockholders and who wishes such proposal to appear in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company’s Corporate Secretary at the address set forth below no later than April 5, 2022 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a shareholder of record.
Stockholders must provide advance written notice of director nominations or other proposals intended to be presented at the Company’s 2022 Annual Meeting. Such notice must be received by the Company not earlier than June 16, 2022, or later than 5:00 p.m., Central time, on July 16, 2022.
Notice of director nominations and other proposals for the 2022 Annual Meeting of Stockholders must be delivered to Andrew Puhala, Corporate Secretary, Stabilis Solutions, Inc., 11750 Katy Freeway, Suite 900, Houston, TX 77079.

FINANCIAL INFORMATION AND ANNUAL REPORT ON FORM 10-K
The Company’s financial statements for the year ended December 31, 2020 are included in the Company’s 2020 Annual Report on Form 10-K, which is available to the Company’s stockholders on the Internet at http://www.edocument.com/slng. Stockholders may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 without charge by requesting it in writing from Andrew L. Puhala, Corporate Secretary, STABILIS SOLUTIONS, INC., 11750 Katy Freeway, Suite 900, Houston, TX 77079.

OTHER MATTERS
The Board of Directors is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors
August 2, 2021
Andrew L. Puhala
Secretary

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Proxy — STABILIS SOLUTIONS, INC.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints James Reddinger and Andrew Puhala, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of STABILIS SOLUTIONS, INC. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on September 14, 2021 at Stabilis Solutions, Inc., 11750 Katy Freeway, Suite 900, Houston, Texas 77079 at 11:00 a.m., Central Daylight Time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS NOS. 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY BY MAIL

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